SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 9, 1996

                              DANIEL GREEN COMPANY
             (Exact name of registrant as specified in its charter)

   Massachusetts             0-00774                  15-0327010
 (State or other         (Commission                 (IRS Employer
jurisdiction of             File Number)           Identification No.)
incorporation)


                      One Main Street, Dolgeville NY 13329
          (Address of principal executive offices, including zip code)




                                 (315) 429-3131
              (Registrant's telephone number, including area code)









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Item 5.   Other Events.

         At its meeting of February 9, 1996, the Board of Directors of Daniel Green Company. (the "Company") declared a dividend distribution of one Right (as hereinafter defined) for each of the Company's outstanding shares of Common Stock, par value $2.50 per share (the "Common Shares"), to holders of record of the Common Shares at the close of business on February 29, 1996 and authorized and directed the issuance of one Right per share to each holder of Common Shares issued by the Company after February 29, 1996 and before the Distribution Date (as hereinafter defined). Each Right entitles the registered holder to purchase from the Company one share of Common Stock or, in certain circumstances, to receive cash, property or other securities of the Company, at a Purchase Price of $25 per share of Common Stock, subject to adjustment (collectively, the "Rights"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent.

         Initially, the Rights will be attached to all certificates representing the Common Shares and no separate Rights Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date will occur upon the earlier of (i) ten (10) business days (or such later date as the Company's Board of Directors may determine before a Distribution Date occurs) following a public announcement by the Company that a person or group of affiliated or associated persons, with certain exceptions (an "Acquiring
Person"), has acquired, or has obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (the date of such announcement being the "Stock Acquisition Date") or (ii) ten (10) business days (or such later date as the Company's Board of Directors may determine before a Distribution Date occurs) following the commencement of a tender offer or exchange offer that would result, if consummated, in a person becoming an Acquiring Person.

         Until the Distribution Date, (i) the Rights will be evidenced by the certificates representing the Common Shares and will be transferred with and only with such certificates representing Common Shares, (ii) all newly issued certificates representing Common Shares will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Shares outstanding will also constitute the transfer of the Rights associated with the Common Shares represented by such certificates.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on February 8, 2006 unless earlier redeemed or exchanged by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and, from and after the Distribution Date, the separate Rights Certificates alone will represent the Rights.

         In the event (a "Flip-In Event") that a Person becomes an Acquiring Person (except pursuant to a tender or exchange offer for all outstanding Common Shares at a price and on terms which a majority of the Company's Outside Directors (as defined in the Rights Agreement) determines to be fair to and otherwise in the best interests of the Company and its shareholders


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(a "fair  offer")),  each  holder of a Right will  thereafter  have the right to
receive,   upon   exercise  of  such  Right,   Common  Shares  (or,  in  certain
circumstances, cash, property or other securities of the Company) having a Current Market Price (as defined in the Rights Agreement) equal to two (2) times the exercise price of the Right. Notwithstanding the foregoing, following the occurrence of any Flip-In Event, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void in the circumstances set forth in the Rights Agreement. However, Rights will not be exercisable following the occurrence of any Flip-In Event until such time as the Rights are no longer redeemable by the Company as set forth below.

         For example, at an exercise price of $25 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following a Flip-In Event would entitle its holder to purchase $50 worth of Common Shares (or other consideration, as noted above) for $25. Assuming that the Common Shares had a Current Market Price of $5.00 per share at such time, the holder of each valid Right would be entitled to purchase ten (10) Common Shares for $25.

         In the event (a "Flip-Over Event") that, at any time on or after the Share Acquisition Date, (i) the Company shall take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) and the Company shall not be the surviving entity or (ii) the Company shall take part in a merger or other business combination transaction in which the Common Shares are changed or exchanged (other than certain mergers that follow a fair offer) or (iii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided, as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a Current Market Price equal to two (2) times the exercise price of the Right. Flip-In Events and Flip-Over Events are collectively referred to as "Triggering Events".

         The Purchase Price payable and the number of Common Shares (or the amount of cash, property or other securities) issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a share dividend on, or a subdivision, combination or reclassification of, the Common Shares, (ii) if holders of the Common Shares are granted certain rights or warrants to subscribe for Common Shares or convertible securities at less than the Current Market Price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional Common Shares upon the exercise of any Right or Rights. In lieu thereof, a cash payment may be made, as provided in the Rights Agreement.

         At any time before a Distribution Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable, at the option of the Company, in cash, Common Shares or such other consideration as the Board of Directors may determine. Immediately upon the effectiveness of the action of the Company's Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price. Alternatively, the Board of



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Directors can, at any time after any Person becomes an Acquiring  Person,  cause the Rights to be exchanged for an equivalent number of shares of Common Stock, at no cost to the holders of the Rights.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Shares (or cash, property or other securities) of the Company or for common stock of the acquiring company as set forth above.

         The terms of the Rights, other than key financial terms and the date on which the Rights expire, may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors only in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person and certain other related parties) or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen the time period governing redemption shall be made at such time as the Rights are not redeemable.

         As of February 22, 1996, there were 1,036,892 shares of Common Stock outstanding and 17,500 shares of Common Stock reserved for issuance under the Company's Stock Incentive Plan. Each share of Common Stock outstanding on February 29, 1996 will receive one Right. The Company will also issue one Right for each share of Common Stock issued after the Record Date and up to and including the Distribution Date (and, in some circumstances, thereafter), so that all Common Shares outstanding will have attached Rights. The Company's Board of Directors has initially reserved 1,000,000 shares of Common Stock for issuance upon exercise of the Rights.

         The issuance of the Rights will have certain anti-takeover effects. The Rights can cause substantial dilution to any Acquiring Person (or its shareholders) that attempts to acquire the Company without conditioning its offer on redemption of the Rights or avoiding any Triggering Event. Issuance of the Rights should not interfere with a merger or other business combination that the Board of Directors approves and determines to be fair under the procedure set forth above.

         A copy of the Rights Agreement, including as Exhibit B thereto the Form of Rights Certificate, has been or will be filed with the Securities and Exchange Commission as an Exhibit to a report on Form 8-K and is attached hereto as Exhibit 1 and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company or the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 7.  Financial Statements and Exhibits

         The exhibits filed with the report are set forth in the Exhibit Index following the signature to this report.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant):     Daniel Green Company
Date:             February 27, 1996
By:                /s/ Kevin C. Thompson
                  Kevin C. Thompson
                  Treasurer











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                                  EXHIBIT INDEX


Exhibit No.                    Description

(1) Rights Agreement, dated as of February 9, 1996, between Daniel Green Company and First National Bank of Boston, as Rights Agent, including as Exhibit B thereto, a Form of Rights Certificate. [Pursuant to the terms of the Rights Agreement, Rights Certificates will not be mailed until after the Distribution Date (as defined in the Rights Agreement).]

(2) Form of letter to the Company's shareholders, dated as of February 26, 1996.

(3)  Press release issued by the Company on February 26, 1996.